                                                                    Exhibit 23.1

                      CONSENT OF INDEPENDENT ACCOUNTANTS
                      ----------------------------------



We hereby consent to the incorporation by reference in the Prospectus constituting part of this Registration Statement on Form S-3 to be filed in connection with the currently effective Registration Statement on Form S-3
(No. 333-01307) of our report dated February 5, 1997, which appears on page 61 of the 1996 Annual Report to Shareholders of Mattel, Inc., which is incorporated by reference in Mattel, Inc.'s Annual Report on Form 10-K for the year ended December 31, 1996. We also consent to the incorporation by reference of our report on the Financial Statement Schedule, which appears on page 32 of such Annual Report on Form 10-K.





PRICE WATERHOUSE LLP


Los Angeles, California
April 30, 1997